UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 12, 2008

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

001-10253

41-1591444

(State or other jurisdiction of

(Commission File Number)

(IRS Employer Identification No.)

incorporation or organization)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693

(Address of principal executive offices)

(952) 745-2760

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a material definitive agreement.

                Amendment Terminating Renewed Rights Agreement

                On November 12, 2008, the Board of Directors of TCF Financial Corporation (“TCF”) approved, and TCF entered into, an amendment to the Renewed Rights Agreement, as disclosed in Item 1.02 below, pursuant to which the Renewed Rights Agreement was terminated effective November 12, 2008.

                Securities Purchase Agreement

As previously announced, TCF received approval from the United States Department of the Treasury (the “Treasury Department”) to participate in the Capital Purchase Program under the Emergency Economic Stabilization Act of 2008 (the “EESA”).  On November 14, 2008, TCF entered into a  Letter Agreement and the Securities Purchase Agreement — Standard Terms attached thereto (the “Securities Purchase Agreement”), with the Treasury Department, pursuant to which TCF issued to the Treasury Department 361,172 shares of TCF’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $.01 per share (the “Series A Preferred Stock”) and a warrant to purchase up to 3,199,988 shares of  common stock, par value $.01 per share (“Common Stock”) of TCF (the “Warrant” and, together with the Series A Preferred Stock, the “Securities”), for a total price of $361,172,000.

Following execution of the Securities Purchase Agreement on November 14, 2008 (the “Original Issue Date”), TCF and the Treasury Department completed the purchase and sale of the Securities.

The description of the Securities Purchase Agreement, the Series A Preferred Stock and the Warrant contained herein is a summary and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement and the Warrant attached hereto as Exhibits 10.1 and 4.2, respectively, which are incorporated herein by reference.

The Series A Preferred Stock pays cumulative dividends at a rate of 5% per year for the first five years and thereafter at a rate of 9% per year. TCF may not redeem the Series A Preferred Stock during the first three years except with the proceeds from a “qualified equity offering.” After three years, TCF may, at its option, redeem the Series A Preferred Stock at 100% of the issue price plus accrued and unpaid dividends. The restrictions on redemption are described in Item 3.03 below. The Series A Preferred Stock is generally non-voting.

                The Series A Preferred Stock purchase terms also include certain restrictions on executive compensation that could limit the tax deductibility of compensation TCF pays to executive management and other restrictions.

As part of its purchase of the Series A Preferred Stock, the Treasury Department received the Warrant to purchase 3,199,988 shares of TCF’s Common Stock at an initial per share exercise price of $16.93. The Warrant provides for the adjustment of the exercise price and the number of shares of TCF’s Common Stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of our Common Stock, and upon certain issuances of TCF’s Common Stock at or below a specified price relative to the initial exercise price. The Warrant expires ten years from the Original Issue Date.   If, on or prior to December 31, 2009, TCF receives aggregate gross cash proceeds of not less than $361,172,000 from “qualified equity offerings,” the number of shares of Common Stock issuable pursuant to the Treasury Department’s exercise of the Warrant will be reduced by one-half of the original number of shares, taking into account all adjustments, underlying the Warrant.  Pursuant to the Securities Purchase Agreement, the Treasury Department has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.

                Both the Series A Preferred Stock and Warrant will be accounted for as components of Tier 1 capital.

                The Series A Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Upon the request of the Treasury Department at any time, TCF has agreed to promptly enter into a deposit arrangement pursuant to which the Series A Preferred Stock may be deposited and depository shares (“Depository Shares”) may be issued. TCF has also agreed to register the Series A Preferred Stock, the Warrant, the shares of the common stock underlying the Warrant and Depository Shares, if any, as soon as practicable after the date of the issuance of the Series A Preferred Stock and the Warrant. Neither the Series A Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that the Treasury

Department may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of the redemption of 100% of the shares of Series A Preferred Stock and December 31, 2009.

                In the Securities Purchase Agreement, TCF agreed that, until such time as the Treasury Department ceases to own any securities acquired from TCF pursuant to the Securities Purchase Agreement, TCF will take all necessary action to ensure that its benefit plans with respect to TCF’s senior executive officers comply with Section 111(b) of the EESA, and not adopt any benefit plans with respect to, or which cover, TCF’s senior executive officers that do not comply with EESA.  Each of TCF’s senior executive officers executed a waiver voluntarily waiving any claim against the Treasury Department or TCF for any changes to such senior executive officer’s compensation or benefits that are required to comply with the limitations contained in the EESA or any regulation thereunder.

Item 1.02.              Termination of a Material Definitive Agreement

                On November 12, 2008, the Board of Directors of TCF approved the termination of the Renewed Rights Agreement dated as of May 12, 1999, as amended by that certain Amendment to Renewed Rights Agreement dated as of January 24, 2005 (as amended, the “Renewed Rights Agreement”), between TCF and Computershare Trust Company, N.A., successor Rights Agent to BankBoston, N.A.  The Board of Directors approved, and TCF entered into, a Second Amendment to the Renewed Rights Agreement (the “Amendment”), which accelerated the final expiration date of the rights issued pursuant to the Renewed Rights Agreement (the “Rights”) from June 9, 2009 to November 12, 2008. Accordingly, the Rights expired at the close of business on November 12, 2008, and the Renewed Rights Agreement has been terminated and is of no further force and effect. The Rights will be de-registered under the Securities Exchange Act of 1934. A copy of the Amendment is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference. The preceding summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, filed as Exhibit 4.3 to this Current Report on Form 8-K.

Item 3.02.              Unregistered sales of equity securities.

                The information concerning the issuance and sale of Series A Preferred Stock and the Warrant set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03.              Material modification to rights of security holders.

                Prior to November 14, 2011, unless TCF has redeemed the Series A Preferred Stock or the Treasury Department has transferred the Series A Preferred Stock to a third party, the consent of the Treasury Department will be required for TCF to (1) declare or pay any dividend or make any distribution on its  Common Stock (other than regular quarterly cash dividends of not more than $.25 per share of Common Stock) or (2) redeem, purchase or acquire any shares of its Common Stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Securities Purchase Agreement. These restrictions are in addition to existing potential limitations on TCF’s ability to pay dividends, which may be restricted by the Federal Reserve, the Office of the Comptroller of the Currency or otherwise because of earnings weaknesses or other financial considerations, or other factors. See also “Business — Regulation: Restrictions on Distributions” beginning on page 5 of TCF’s 2007 Annual Report on Form 10-K.

                In addition, under the Certificate of Designations described in Item 5.03 below, TCF’s ability to declare or pay dividends or repurchase TCF’s common stock or other equity or capital securities will be subject to restrictions in the event that TCF fails to declare and pay (or set aside for payment) full dividends on the Series A Preferred Stock.

                The information set forth in “Item 1.02 Termination of a Material Definitive Agreement” is incorporated herein by reference into this Item 3.03.

Item 5.02.                                          Departure of directors or certain officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers.

                The information concerning executive compensation set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

Item 5.03.              Amendments to articles of incorporation or bylaws; change in fiscal year.

                On November 13, 2008, TCF filed with the Delaware Secretary of State a Certificate of Designations to its Amended and Restated Certificate of Incorporation establishing the terms of the Series A Preferred Stock.  A copy of the Certificate of Designations is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.03.

Item 9.01.              Financial statements and exhibits.

                (d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designations for the Series A Preferred Stock.

4.1	Form of Certificate for the Series A Preferred Stock.

4.2	Warrant for Purchase of Shares of Common Stock.

4.3	Second Amendment to Renewed Rights Agreement dated as of November 12, 2008 by and between TCF Financial Corporation and Computershare Trust Company, N.A., successor Rights Agent to BankBoston, N.A.

10.1

Letter Agreement, dated November 14, 2008, between TCF Financial Corporation and the United States Department of the Treasury, which includes the Securities Purchase Agreement-Standard Terms attached thereto, with respect to the issuance and sale of the Series A Preferred Stock and the Warrant.

99.1	Press Release dated November 14, 2008.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ Gregory J. Pulles
Gregory J. Pulles, Vice Chairman, General Counsel, Secretary

Dated:    November 14, 2008